Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of SmartMetric, Inc., a Nevada corporation (the “Company”) for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chaya Hendrick, President and Chief Executive Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SMARTMETRIC, INC.

Dated: November 21, 2022	By:	/s/ Chaya Hendrick
Chaya Hendrick, President, Chief Executive Officer and Chairman (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to SmartMetric, Inc. and will be retained by SmartMetric, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.